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                         AMENDMENT NO. 5 TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NO. 5 (the "Amendment"), dated as of October 11, 2002, is made by and among BANK OF AMERICA, N.A. (the "Bank") and OUTLOOK GROUP CORP. and OUTLOOK LABEL SYSTEMS, INC. (individually, a "Borrower" and, together, the "Borrowers").

                                    RECITALS

         A. The Bank and the Borrowers have entered into an Amended and Restated Loan and Security Agreement dated as of May 12, 1999, as amended by an Amendment No. 1 thereto dated as of November 30, 1999, Amendment No. 2 thereto dated as of November 6, 2000, Amendment No. 3 thereto dated as of May 12, 2002 and Amendment No. 4 thereto dated as of August 12, 2002 (as so amended, the "Agreement").

         B. The Bank and the Borrowers desire to further amend the Agreement to extend the Stated Termination Date and to make certain other changes thereto, as set forth herein.

                                    AGREEMENT

1. DEFINITIONS. Capitalized terms used, but not defined, in this Amendment shall have the meaning given to them in the Agreement.

2. AMENDMENT. The Agreement is hereby amended as follows:

         2.1 Section 1 of the Agreement is hereby amended by restating the defined term "Fixed Charges" as follows:

                           "Fixed Charges" means as to the Borrowers on a
                  consolidated basis, for any fiscal period, the sum of (i) interest expensed paid or payable in cash, (ii) scheduled installments of principal paid or payable with respect to Debt for borrowed money and Capital Leases, (iii) that portion of Capital Expenditures not financed by borrowings from third parties, (iv) income taxes paid or payable in cash, and (v) Distributions made in accordance with Section 10.8 hereof.

         2.2 Section 1 of the Agreement is hereby further amended by restating the defined term "Stated Termination Date" as follows:

                           "Stated Termination Date" means April 12, 2004.

         2.3. Section 10.8 of the Agreement is hereby restated as follows:

                           10.8 Distributions; Capital Changes. No Borrower or
              any of its Subsidiaries shall: (a) directly or indirectly declare or make,

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                  or incur any liability to make, any Distribution, except (i)
                  Distributions made to a Borrower by a Subsidiary wholly-owned by such Borrower, subject to the limitations set forth in
                  Section 10.13 hereof and (ii) Distributions made by the Borrowers not exceeding in the aggregate of $1,500,000 in any fiscal year provided that immediately prior and after giving effect to the payment of such Distribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

3. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Bank that:

         3.1 There is no event which is, or with notice or lapse of time or both would be, a Default or an Event of Default under the Agreement except those Defaults or Events of Default, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank;

         3.2 The representations and warranties of the Borrowers set forth in the Loan Documents are true and correct on the date of this Amendment as if made on the date of this Amendment;

         3.3 This Amendment has been duly authorized, and does not conflict with any of the Borrowers' articles of incorporation or by-laws; and

         3.4 This Amendment does not conflict with any law, agreement, or obligation by which the Borrowers are bound.

4. CONDITIONS. This Amendment will become effective on the date first set forth above provided, however, that the effectiveness of this Amendment is subject to receipt by the Bank of (a) an original of this Amendment, duly executed by the Borrowers and (b) evidence of the corporate authority of the Borrowers to execute and deliver this Amendment.

5. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                            [signature page follows]






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This Amendment is executed and delivered as of the date set forth above.

                                             OUTLOOK GROUP CORP.


                                             By:  /s/ Paul M. Drewek
                                                  ------------------------------
                                             Title:  Chief Financial Officer


                                             OUTLOOK LABEL SYSTEMS, INC.


                                             By:  /s/ Paul M. Drewek
                                                  ------------------------------
                                             Title:  Chief Financial Officer


                                             BANK OF AMERICA, N.A.


                                             By:  /s/
                                                  ------------------------------
                                             Title:  Vice President


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